UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2026

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2026, David M. Abrams, Harry C. Curtis, Stella David, and Mary E. Landry each submitted his or her resignation from the Board of Directors (the “NCLH Board”) of Norwegian Cruise Line Holdings Ltd. (“NCLH”), the direct parent company of NCL Corporation Ltd. (“NCLC” or the “Company”), the Board of Directors (the “Board”) of NCLC, and any and all committees of the NCLH Board and the Board, effective as of March 31, 2026 (the “Effective Date”). None of the departures from the NCLH Board and the Board described herein are due to any disagreement with NCLH or NCLC on any matter relating to the companies’ operations, policies or practices.

On March 26, 2026, the NCLH Board appointed Stephen Pagliuca to the NCLH Board, effective as of the Effective Date. Also on March 26, 2026, the NCLH Board appointed Jonathan Cohen, Alex Cruz, Brian MacDonald, and Kevin Lansberry (collectively with Stephen Pagliuca, the “New Directors”) to the NCLH Board, effective as of the Effective Date, in connection with a Cooperation Agreement (the “Cooperation Agreement”), dated March 26, 2026, by and among Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, and NCLH.

The Board has determined that each of the New Directors is independent pursuant to the rules and regulations of the United States Securities and Exchange Commission and the New York Stock Exchange and appointed the New Directors to the Board, effective as of the Effective Date.

In addition, the Board appointed, as of the Effective Date, each of Jonathan Cohen and Alex Cruz as a member of the Audit Committee of the Board (the “Audit Committee”) such that the Audit Committee consists of José E. Cil (Chairperson), Zillah Byng-Thorne, Jonathan Cohen, and Alex Cruz.

Pursuant to NCLH’s Directors’ Compensation Policy, each of the New Directors will receive the following compensation: (i) an annual cash retainer of $100,000, payable in four equal quarterly installments, (ii) an annual committee member cash retainer of $20,000 for each of the committees of the NCLH Board served on, payable in four equal quarterly installments, and (iii) an annual restricted share unit (“RSU”) award on the first business day of each calendar year valued at $200,000 on the date of the award, which will vest in one installment on the first business day of the next calendar year (a pro-rated RSU award for 2026 will be awarded). Stephen Pagliuca will also receive an annual compensation committee chairperson retainer of $40,000 for serving as the chairperson of the compensation committee of the NCLH Board.

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which each was selected as a director of the Company, other than with respect to the matters referenced herein.

There have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding the New Directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with the appointments of the New Directors, the Board increased the size of the Board from 8 to 9, effective as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCL CORPORATION LTD.

Date: March 27, 2026	By:	/s/ Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel, Chief Development Officer and Secretary